UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2016

QCR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265

(Address of principal executive offices, including zip code)

(309) 736-3584

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 31, 2016, QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), completed its previously announced acquisition of 100% of the outstanding common stock of Community State Bank, an Iowa-chartered commercial bank (“CSB”) and wholly owned banking subsidiary of Van Diest Investment Company, an Iowa corporation, pursuant to a Stock Purchase Agreement, dated May 23, 2016, for cash consideration of $80 million. On September 1, 2016, QCR Holdings filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the completion of the acquisition and other related matters. The purpose of this filing is to amend the Form 8-K filed on September 1, 2016 to include the information required by Item 9.01(a) and (b).

Item 9.01. Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

The audited consolidated financial statements of CSB as of and for the year ended December 31, 2015, as well as the accompanying notes thereto and the related Independent Auditor’s Report, are filed as Exhibit 99.1 and incorporated herein by reference.

The unaudited consolidated financial statements of CSB as of June 30, 2016 and 2015 and for the periods ended June 30, 2016 and 2015, as well as the accompanying notes thereto, are filed as Exhibit 99.2 and incorporated herein by reference.

(b)       Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of QCR Holdings for the year ended December 31, 2015 and as of and for the period ended June 30, 2016, are filed as Exhibit 99.3 and incorporated herein by reference.

(d)       Exhibits.

15.1	Acknowledgement of RSM US LLP

23.1	Consent of RSM US LLP

99.1	Audited consolidated financial statements of CSB as of and for the year ended December 31, 2015, as well as the accompanying notes thereto and the related Independent Auditor’s Report

99.2	Unaudited consolidated financial statements of CSB as of December 31, 2015 and for the period ended June 30, 2016 and 2015, as well as the accompanying notes thereto

99.3	Unaudited pro forma condensed combined financial statements of QCR Holdings for the year ended December 31, 2015 and as of and for the period ended June 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC.

Dated: November 9, 2016	By: /s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer